Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, by SBT Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission of our report dated March 25, 2015, on the consolidated financial statements of SBT Bancorp, Inc. and Subsidiary as of December 31, 2014 and 2013, and for the years then ended, appearing in the Registration Statement and incorporated by reference in the Prospectus included in Registration Statement No. 333-206533.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
November 6, 2015

83 PINE STREET ● WEST PEABODY, MASSACHUSETTS 01960-3635 ● TELEPHONE (978)535-0206 ● FACSIMILE (978)535-9908
     smc@shatswell.com                          www.shatswell.com